UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_________________

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 15, 2009

Footstar, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11681 (Commission File Number)	22-3439443 (IRS Employer Identification No.)

933 MacArthur Boulevard Mahwah, New Jersey (Address of Principal Executive Offices)	07430 (Zip Code)

Registrant’s telephone number, including area code:  (201) 934-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.

On January 15, 2009, Footstar, Inc. (the “Company”) received a substantial portion of the payment due from Kmart Corporation (“Kmart”) for certain inventory pursuant to the terms of the Master Agreement Amendment dated April 3, 2008, by and among the Company, Kmart, certain affiliates of Kmart and Sears Holdings Corporation. As a result, the Company’s previously declared $1.00 per common share cash distribution is no longer contingent and will be paid on January 27, 2009 to holders of record at the close of business on January 20, 2009.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Footstar, Inc.

Date: January 16, 2009	By:	/s/ Maureen Richards
		Name:	Maureen Richards
		Title:	Senior Vice President, General Counsel and Corporate Secretary